Exhibit 99.1

FINAL TRANSCRIPT

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Conference Call Transcript

DWSN - Q3 2008 Dawson Geophysical Earnings Conference Call

Event Date/Time: Jul. 31. 2008 / 10:00AM ET

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Final Transcript
CORPORATE PARTICIPANTS
Steve Jumper
Dawson Geophysical Co. — President, CEO
Christina Hagan
Dawson Geophysical Co. — EVP, CFO
CONFERENCE CALL PARTICIPANTS
Collin Gerry
Raymond James — Analyst
Neal Dingmann
Dahlman Rose & Co. — Analyst
Pierre Connor
Capital One Southcoast, Inc. — Analyst
Byron Pope
Tudor Pickering Hol & Co. — Analyst
Cindy Du
Jefferies & Co. — Analyst
PRESENTATION

Operator
Good morning. My name is Heather, and I will be your conference operator today. At this time, I would like to welcome everyone to the Dawson Geophysical Third Quarter 2008 Conference Call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question and answer session.
(OPERATOR INSTRUCTIONS)
Mr. Jumper, you may begin your conference.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Thank you, Heather. Well good morning, and welcome to Dawson Geophysical Company’s Third Quarter 2008 Earnings and Operations Conference Call. Joining me this morning are Christina Hagan, Executive Vice President and Chief Financial Officer, and Decker Dawson, Founder and Chairman.
The call is scheduled for 30 minutes, and will be divided into three segments. Following these remarks, Chris will discuss our financial overview. I will then return for an operations overview and then open the call up for questions. As always, we will not provide guidance. At this point, I’ll turn the control of the call to Chris Hagan.

Christina Hagan - Dawson Geophysical Co. — EVP, CFO
Thanks, Steve. In accordance with the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements made today in this conference call, which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations.
These risks include but are not limited to dependence upon energy; industry spending; the volatility of oil and gas prices; weather interruptions; the ability to manage growth; the ability to obtain land access rights of way and the availability of capital resources. A discussion of these and

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other factors, including risks and uncertainties, is set forth in the Company’s 10-K for the fiscal year ending September 30, 2007. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
During this conference call, Dawson will make references to EBITDA, which is a non-GAAP financial measure. A reconciliation of this non-GAAP measure to the applicable GAAP measure can be found in Dawson’s current earnings release, a copy of which is located on the Dawson website, www.dawson3d.com.
Dawson Geophysical Company is a leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2D, 3D and multi-component seismic data solely for its clients ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries. Today, we reported revenues of $84.568 million for the quarter ending June 30, 2008, our third quarter of fiscal 2008, compared to $68.637 million for the same quarter in fiscal 2007, an increase of 23%.
Revenue growth in the quarter was primarily the result of the addition of a new seismic data acquisition crew in September 2007, the replacement of an I/O MRX recording system with an ARAM ARIES recording system on the existing crew in April 2008, the redeployment of an I/O MRX recording system on a new crew in May 2008, increased channel count as well as productivity on existing crews.
Net income for the third quarter of fiscal 2008 was $9.707 million compared to $7.561 million in the same quarter of fiscal 2007, an increase of 28%. Earnings per share for the third quarter of fiscal 2008 were $1.27 per share compared to $0.99 per share in the same quarter of fiscal 2007. EBITDA for the third quarter of fiscal 2008 was $22.397 million compared to $17.7 million in the same quarter of fiscal 2007, an increase of 26.5%.
Included in the third quarter result is the 35% increase in depreciation charges from the prior-year period, reflecting our continued capital investment in growth. Our third quarter results reflect continued risk domestic exploration activities by our clients, particularly those clients seeking natural gas reserves.
Revenues in the third quarter of fiscal 2008 continue to include high, third-party charges related to the use of helicopter support services, specialized survey technologies and dynamite energy sources. The sustained level of these charges is driven by continuing operations in areas of limited access in the Appalachian Basin, Arkansas, the Val Verde Basin in Texas and in eastern Oklahoma. We are reimbursed by — for these expenses by our clients.
Our third quarter and nine months results were fueled by our clients’ demand for higher subsurface resolution and lower finding and development costs. This success further led to the fielding of an additional crew, our 16th, in May 2008, by redeploying an existing I/O MRX recording system. This crew has smaller channel count and is initially committed to the large-scale 2D and smaller 3D seismic projects in the Appalachian Basin. During the quarter, we took the delivery of seven ION Vibrator Energy Source units ordered in the second quarter. We now operate in excess of 115,000 channels and 143 Vibrator Energy Source units.
For the nine months ended June 30, 2008, revenues were $240.53 million compared to $182.226 million for the same period in 2007, an increase of 32%. Net income for the first nine months of fiscal 2008 increased 40% to $25.703 million compared to $18.364 million for the first nine months of fiscal 2007. Earnings per share for the first nine months of fiscal 2008 were $3.35 as compared to $2.42 for the first nine months in fiscal 2007, an increase of 38%. EBITDA was $59.595 million in the first nine months of fiscal 2008 versus $43.329 million in the same period of fiscal 2007, representing an increase of 37.5%.
Demand for our services continues at a high level. Although our clients may cancel their service contracts on short notice, our order book remained strong reflecting commitments to operate at full capacity on all crews through the end of calendar 2008 and on a number of crews well into calendar 2009.
Operations are currently active on projects in west Texas, south Texas, east Texas, the Barnett Shale in the Fort Worth Basin, the Fayetteville Shale in Arkansas, the Rocky Mountains, New Mexico, Oklahoma, Louisiana, California and the Appalachian Basin. And now, I’ll turn the call over to Steve.

Steve Jumper - Dawson Geophysical Co. — President, CEO

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Thank you, Chris. The third quarter of 2008 was another excellent quarter at Dawson Geophysical. Demand for our services drove record results for revenue, EBITDA and net income. While these results are impressive, it is equally important to note, this is our 20th consecutive profitable quarter. To this extent, I’d like to provide a few data points on the relevance of this accomplishment, data points that build off the success of our most recent quarterly results.
Comparison of the past 20 quarters shows continued high year-over-year growth in revenue, income from operations and EBITDA, while the same comparison on a quarter-to-quarter basis indicates some quarter-to-quarter volatility. This quarter-to-quarter volatility is related to factors, which affect our operation such as weather concerns, seasonality, particularly holiday season, land access problems or operational issues.
Throughout the past 20 quarters, demand for Dawson Geophysical services has driven an increase in our data acquisition crew count, which has grown from 6 to the current level of 16, making us the largest onshore seismic company in the lower 48, as measured by the number of active crews. Channel count has increased from approximately 26,000 to 115,000, providing even greater subsurface resolution for our clients as well as improved efficiencies for our crews.
The number of Vibrator Energy Source units the Company operates has grown from 52 to 143, also adding to improved efficiency and operational flexibility. We have invested over $200 million in capital goods over the past five years, the majority of which was used to fund these growth — these areas of growth. Funding for the capital investment has come from the $41 million equity offering in March of ‘05, the draw-down of $20 million on our revolving line of credit and the balance from cash flow from operations.
Revenues have increased to $84.568 million in this quarter from $14.695 million since the fourth quarter of fiscal ‘03. Income from operations has grown to $16.145 million from $525,000 and EBITDA to $22.397 million from $1.742 million over the same comparison periods.
In our third quarter, as Chris mentioned, we had a 23% increase in revenue, a 26.5% increase in EBITDA and a 28% increase in net income when compared to the same quarter of fiscal 2007, while our crew count increased by effectively. It — there’s two crews that — in the mix, but one of them worked for half the month of May. The new crew was deployed in mid-May, so it had half the quarter, and it’s also a smaller channel count crew.
Our channel count over the — since the same quarter of ‘07 has increased by 13,000. Our balance sheet is strong with $175 million of shareholder equity and $87 million of retained earnings, which is more than double our shareholder equity of $40 million five years ago.
We continue to expand our geographic footprint with offices in Houston, Oklahoma City, Denver and Michigan to better serve our clients working in the mid-Continent, Rocky Mountains, Appalachian Basin and other regions across the lower 48, which is creating more opportunities for our company. Our current employee count is approximately 1,585.
We continue to adopt and employ new technologies, as we have over our history, resulting in significant resolution for our clients. We began shifting from the I/O MRX recording system to the ARAM ARIES system several years ago, which provide enhanced results from operations with improved efficiency and operational flexibility. We currently operate six ARAM systems.
We have taken delivery of seven more ION Vibrator Energy Source units. We have further integrated state-of-the-art GPS navigation and tracking systems on all crews for improved accuracy, efficiencies and safety concerns.
Our reimbursable revenues continue at a high level as we utilize more third-party contractors, particularly helicopter support functions as well as dynamite energy sources, which has enabled us to expand our offerings and provide services to our clients in new highly productive basins.
Helicopter support functions are currently active on nine of the 16 crews, which are utilizing both Vibrator and dynamite energy sources. Our processing capabilities continue to increase with the recent upgrades to hardware and software. We offer processing services in Houston, Midland, Oklahoma City and on site.
Demand for our services in the recent quarter, as in the past 20 quarters, is driven by our clients’ desire for enhanced subsurface resolution and lower finding and development costs. This demand and our ability to deliver high-resolution images has resulted in Dawson operating 16 of the reported 59 crews operating onshore in the lower 48. Although there are no sources for comparison in terms of channel count an increasingly — increasingly dominant metric, we believe we hold a strong position within the lower 48 in terms of overall channel count.
The end piece in channel account along with improved pricing in our markets, the contract terms we are able to negotiate with our clients as well as the improved efficiency of our existing crews all contribute to our financial success.

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Final Transcript
Our focus, as it has been over the past 56 years, is to help our clients find oil and gas while helping to lower finding and development costs. Our focus has not changed. We achieve our goals by employing the best people in the industry and the most sophisticated results-driven technologies and techniques available. We maintain a conservative financial structure, strong client relationships and the flexibility to react to market conditions in very short order.
We are reluctant to give guidance in terms of crew count growth, channel count growth, revenues or earnings, we are — as we are unable to predict whether land access issues, operational concerns or the timing of the need for additional capabilities, and we continue to mitigate our risk to the best of our ability and maintain our commitment to our clients, their needs and our business focus.
Demand for our services remains robust. All indications are for continued demand well into the future. Our order book reflects commitments for all of our crews ‘til the end of calendar ‘08 and into calendar ‘09 for several crews. Requests for proposals for our services in all producing basins across the lower 48 continue to be strong, reflecting the strength of our client relationships and our ability to deliver high-resolution images cost-effectively.
While demand remains strong, we do not anticipate changes to our crew count at this time as we continue to balance long-term demand with short-term project readiness. As we have noted in the past, project preparation lead time continues to increase and become more difficult, depending on the area of operation, land permitting issues, size of the job and accessibility. We will continue to build our infrastructure to react to market conditions as they arise.
The resolution of the images we produce continues to improve, and therefore we believe channel count will continue to grow. We believe increases in channel count will improve and continue to improve inefficiencies as well as the images we produce.
Pricing remains firm with periods of — or regions of softness typically related to project availability and short-term utilization rates of crews throughout the industry. Contract terms continue to improve as our product and services improve. Weather and land access issues will continue to be contributing factors to our quarter-to-quarter results.
In conclusion, we continue to watch technology development, expand on our strengths, improve on our weaknesses, strengthen our client relationships and employ the best people and maintain our focus. And with that, Heather, I believe we’ll open it up for questions.
QUESTION AND ANSWER

Operator
(OPERATOR INSTRUCTIONS)
Our first question comes from the line of Collin Gerry with Raymond James.

Collin Gerry - Raymond James — Analyst
Hey, good morning.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Good morning, Collin.

Collin Gerry - Raymond James — Analyst
How are you doing?

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Final Transcript

Steve Jumper - Dawson Geophysical Co. — President, CEO
I’m doing good.

Collin Gerry - Raymond James — Analyst
All right. Well, I would say so, it looks like a pretty good quarter. I guess my question is when you look at the results here, is that kind of the stars aligning? Margins were up very huge. How repeatable is that? And then when you look at the third-party charges, you mentioned it was high. I feel like it’s been high the last few quarters? So, was it abnormally high, or consistent with the prior couple of quarters?

Steve Jumper - Dawson Geophysical Co. — President, CEO
It is consistent in terms of dollar amounts with the most recent quarters, fairly consistent. There’s a little bit of volatility in that, but I think for the most part, it’s — from a dollar point of view, it’s running fairly steady. Yes, I think it’s repeatable. I don’t know that it’s going to happen in Q4, Q1, Q2, I don’t know how it’s going to happen, because there are so many things that affect this, Collin, as we’ve talked about in the past. But —

Collin Gerry - Raymond James — Analyst
Right.

Steve Jumper - Dawson Geophysical Co. — President, CEO
These jobs are getting more difficult to permit and get ready, and so utilization rates can be a real factor. Weather’s a factor, but I — I’m — on the other hand, I don’t feel like this was the perfect storm, as someone has asked me in the past. I think we had a great quarter. I think we haven’t — saw some improved efficiencies. I think we’ve seen some — the pricing related to channel count growth that’s worked well.
We had some weather issues in April. It wasn’t horrendous. It wasn’t earth-shattering, just what I would — can call — would call just typical weather for us, so I think there is a repeatability factor to it, or — in fact, I think we have room to improve. I don’t think we’ve hit on all cylinders yet. Every day, I think there are things that we look at that will help us improve not just our operation but the product we deliver, which in turn’s going to improve the financial results.
You know, when you look over the quarter-to-quarter volatility, there’s so many factors involved, it’s hard to tell which ones are really bad and which ones are really good and which ones are home runs and which ones aren’t. But I think what we’ll continue to see, Collin, is quarter-to-quarter volatility. I think it is repeatable, but I think we’ll continue to see year-over-year growth.
And I think if you look at us over a four-quarter period and compare it to prior years, I think we’ll see that growth continue. Whether or not it’s repeatable quarter-to-quarter going forward is anybody’s guess. There are certainly things in place for it to happen.

Collin Gerry - Raymond James — Analyst
Yes.

Steve Jumper - Dawson Geophysical Co. — President, CEO
And we can’t — all those things are in place to make it happen. If you’re asking me if the stars lined up, some of them did, but not all of them.

Collin Gerry - Raymond James — Analyst

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Right. And you hit it. That’s what I was getting at, was this the perfect storm? And it sounds like this wasn’t the exception but more or less ex all the lumpiness going forward that this could be a sign of improving profitability from a margin perspective and based on the channel count and all the CapEx that you all have done throughout the year.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Yes.

Collin Gerry - Raymond James — Analyst
I guess my next question is, you mentioned you’re pretty much booked through 2008. Is there any room, any variability if I wanted to get a job then in the next six months, could I squeeze one in? Or, would that require a new — you ramping up another crew? Based on your current crew count, is there any kind of in-between time or anything like that?

Steve Jumper - Dawson Geophysical Co. — President, CEO
If you’ve got something to do next week, we could probably do it. I’m being facetious here. The land access issues are so difficult that we suffer in our industry with short-term demand issues. We have long-term demand. The projects are getting larger. They’re in more complicated areas, areas with more difficult access, difficult terrain, all kinds of things that are factors there, landowner issues, land departments with E&P companies, and so you have this long-term demand that’s very strong and very robust.
On the backside of that, you have cases of short-term softness in our industry, and we’re not the only ones that suffer from that. And I think part of the trick to being successful is to have enough projects of all sizes in-house that you can put crews on as they — as holes develop. And holes develop in seismic schedules daily. It’s not something that you can look at and say, this crew — unless they’re on a long-term deal.
But even if they’re on a long-term contract, in certain areas, you know you’re going to have to leave in November, for example, because you’ve got hunting issues. And so you may be on a long-term contract, but the client, yourself and everybody knows that you have to pull off the job in November and won’t come back until January. So, those are issues that we deal with all the time, and they’re issues that affect certainly our financial results.
And so the answer to the question is, we would have to look at the size of the project, what the situation is for the other 16 crews. Do we see some possibilities of holes, so to speak, developing in the schedule? Can we meet that — can we fill that with an existing crew? If the schedule looks real solid and the project’s large enough and has some length of time to it, then yes, you would have to consider crew expansion. We’re not in that situation right now.
If you go back over the last two years of conference calls, we’ve said that we’re watching that closely, and we move very quickly. We don’t have anything in place right now, but it’s something we would certainly look at. This short-term demand issue is something that I believe is getting more and more difficult, not just for us but everybody in the industry. So — and you have to have some projects available that are various sizes to fill in these holes, because these land situations can change in very short order.
And that’s one of the reasons why we’re very cautious on how we stake our order book, that because there’s so many factors in play that they can affect the timing of when those things get done. Right now, we’re booked, but all it takes is one or two land owners, or land departments, to change a strategy, and we’d be calling you looking for something to do.

Collin Gerry - Raymond James — Analyst
Okay. All right, I’ll turn it back over for some other guy, then I’ll queue back in.

Steve Jumper - Dawson Geophysical Co. — President, CEO
We’ll be here.

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Final Transcript

Collin Gerry - Raymond James — Analyst
All right.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Thanks.

Operator
Our next question comes from the line of Neal Dingmann with Dahlman Rose.

Neal Dingmann - Dahlman Rose & Co. — Analyst
Good morning, guys.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Good morning, Neal.

Neal Dingmann - Dahlman Rose & Co. — Analyst
Say, Steve, what — again, I guess during the quarters or just through the course of the year, we don’t hear you talk too much about pricing flexibility. I’m just wondering in the contracts that you’re seeing now, it sounds like the contracts are obviously becoming bigger and maybe a bit longer in nature. How are you able to run through pricing? And is there a big difference on sort of your — when you’re doing your term versus your day-rate type contracts?

Steve Jumper - Dawson Geophysical Co. — President, CEO
Well, we’re trying to continue to stay at a 50/50 mix on term and turnkey, or day-rate and turnkey contracts. And right now, we’re probably a little bit more on the day-rate side. Last quarter, we were probably a little bit more on the turnkey side, and we’d like to stay 50/50. When you add channel count and you improve your efficiencies, that helps you in both contracts, it helps you on the day-rate contract on the renegotiation if your production levels are up and your crew is doing well and — or they need more channels, there’s certainly a factor there.
If you look at the turnkey contracts, then the number of energy sources, the number of channels, can certainly affect pricing — or excuse me, efficiency. I think the thing that probably drives pricing more than anything, Neal, is the crew configuration. It’s very difficult. It’s extremely difficult to compare pricing quarter-to-quarter or year-to-year, because what we’re doing is changing.
We’re going from a 5,000-channel crew to a 7,000-channel crew and an 8,000-channel crew to a 10,000-channel crew or 11,000-channel crew, and so you’ve go these factors built in that’s demand-driven pricing. And then, you’ve got efficiencies built in, particularly in turnkey contracts.
And then, you’ve got just the size of the crew that carries some factor. As we’ve noted in the past, the pricing for a crew does — is not linear with channel count. And so what happens is, as channel count increases for example, the price of the crew increases, but the amount of work they get done in a day increases, which can therefore at the end of the day make the cost per channel, or per unit of data, for the client cheaper.
And we’re still not in a market to where we can just charge whatever you want to. It is a competitive market out there, and it will continue. Pricing is firm, and the demand is strong. But because of these short-term demand issues and because of the nature of where we are, competition’s still in place.
So, it’s hard for me to say if pricing’s up 10% or — and I don’t think we’ll ever know that until we’re in a situation where we’re fairly steady on what the size of the crews are. I — in our case in particular, I’m sure I speak for — or, I think I’ve seen this across the industry. The nature of what

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Final Transcript
we do and the product we deliver, the specs on the ground, the parameters are changing so much and the crew configuration is changing so much and you’re changing basin to basin and different issues, I think what I only want to tell you is pricing is up.
But, there are so many other factors involved that it’s not just a pricing equation. Or, price is not the only variable in the equation. There are others I think are more dominant.

Neal Dingmann - Dahlman Rose & Co. — Analyst
But, are you able to get a better pricing? Or — I’m just wondering if you look at like the ARAM versus when you replace the I/O MRX with the ARAM?

Steve Jumper - Dawson Geophysical Co. — President, CEO
When we put the — when we replace the I/O system to MRX systems with an ARAM systems, yes. Particularly in day rates, you get an increase in across-the-board pricing because the more system’s so much more reliable and more flexible and has more functionality that you get more time during the day where you’re actually acquiring data as opposed to making sure wire’s up and running. So, that’s certainly a factor.
And of course, they have the expandability component to them, so when you’re on a project and you get to a certain part in the project where you may need to increase from 5,000 to 7,000 channels to finish it out, it has that flexibility to do that. And so both in turnkey and in day rates, the ARAMs certainly have been a factor, and I think we’ve seen that in play over the last year or so as we’ve been deploying more and more of these ARAM systems.
And that’s not — does not draw the comparison with the RSR. The RSR is not a cable-based system. It’s a radio-based system, so it too has some more flexibility, and they work in areas that are even difficult for the ARAM system to work in. But yes, we’ve seen tremendous uplift in all phases of the operation with the ARAM systems.

Neal Dingmann - Dahlman Rose & Co. — Analyst
And then Steve, looking forward, any idea, the estimate what sort of — a very general estimate of what percent of your business would come from some of these newer shale-type plays versus maybe a more conventional, traditional business?

Steve Jumper - Dawson Geophysical Co. — President, CEO
I think we’re going to be pretty active over the next time period, whatever you want to call it, a year or whatever, but I think we’re going to be pretty active in the Appalachian Basin for a while. I think Arkansas will still be busy. There are still things in the Fort Worth Basin to be done, particularly the oil shale plays as you move north and west out of Fort Worth.
We’ve seen a lot of activity in the Rockies area. The Rockies probably aren’t — it’s a little more seasonal in the Rockies and a little more periodic softness up there due to crew availability issues, particularly coming out of Canada from time to time. But, I think the Rockies are certainly looking strong for us.
West Texas is still very active. South Texas is still very active. Things — we’ve got quite a few opportunities in New Mexico, and the northern Louisiana stuff, the Hainesville stuff is stuff that we’ll watch real close. I think that area could end up like the Appalachian Basin where there’s a lot to do, but the timing of it’s going to be the question mark. The getting of projects ready, that’s one of those regions that getting projects ready makes it difficult for it to come forward very quickly. And so, I think it — it’s something that will grow over time, but I don’t think it’s going to be an immediate impact for us at this point.

Neal Dingmann - Dahlman Rose & Co. — Analyst
And then, Steve, do you have anything to add on the crew using the Q system? What type of margins are you getting there versus the norm, plan on expanding that, anything around that?

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Final Transcript

Steve Jumper - Dawson Geophysical Co. — President, CEO
Well, we’re currently active in New Mexico on the Q system, and then that crew will go back to an I/O MRX crew once they finish this project, as they’ve done in the past and for some period of time, we don’t know what that timeframe will be. And so, they’ve got about another month or so on the project they’re on, and they’ll move off to — back to MRX. And as we’ve done in the past, we’ll just watch the market and see how that technology continues to develop and maintain the relationship.

Neal Dingmann - Dahlman Rose & Co. — Analyst
And then last question, I know Steve, you don’t like the backlog word, but any idea of — as far as kind of what that type of business is looking at or as far as how that’s reaching out?

Steve Jumper - Dawson Geophysical Co. — President, CEO
We’re talking to people all the time that are looking at projects, and deep into ‘09, our — as we’ve said, our order book reflects commitments. And a commitment means they have outlines and things that they’re ready to go do, and they’ve awarded us the work. And we’ve got those through the end of ‘08 with several crews well into ‘09, and some crews are even deeper into ‘09, second half of ‘09.
But, proposals — requests for proposals are high, and there are some projects out there that look like they have some length to them, and I think from the backlog standpoint, our backlog is staying steady and — which is important. It’s staying at a manageable, reasonable level. It creates opportunity for us to seek other projects and yet have some visibility. We’re not seeing it — a decrease in the backlog numbers, and I think we’ll see backlog numbers increase over time.
Backlog’s a funny thing. It’s a time/dollar relationship, and how long you’re booked or — isn’t necessarily something that’s going to relate straight to a quarterly result short-term, but I think things are very strong out there. There’s a lot of opportunity. There’s a lot of new companies that are forming. There’s a lot of money available and people looking for opportunities.
And so we’re seeing new companies develop, and they’re companies that are — have — where their people have had success in the past using seismic data, and their seismic-driven operations. And I think those companies are continuing to shoot up all over the place, and we’re finding them and we know those people, and I think those are all going to create opportunities for us in addition to the opportunities that the large, independent publicly-traded E&P companies are presenting.
And so, I don’t think that backlog is going to be an issue for any of us going forward. I think the issue for all of us going forward is going to continue to be weather and permits and utilization rates and all those things we’ve talked about in the past.

Neal Dingmann - Dahlman Rose & Co. — Analyst
All right, guys. Keep up the great work.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Thanks, Neal.

Operator
Our next question comes from the line of Pierre Connor with Capital One South.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Coast, good morning everyone.

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Final Transcript

Steve Jumper - Dawson Geophysical Co. — President, CEO
Good morning, Pierre.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
The first one, Steve, the crew that’s running the I/O MRX in the Appalachian Basin, the one that you redeployed.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Yes.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
I take it that’s in addition to the existing crew that was already there?

Steve Jumper - Dawson Geophysical Co. — President, CEO
Yes.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Okay. And then, is this — and I know you’re guiding us not to be thinking of new crews, but I think of more channel counts. And would this be one of the crews that could potentially grow channel count first, given that it’s already a smaller crew?

Steve Jumper - Dawson Geophysical Co. — President, CEO
Good question, Pierre, we — there is an opportunity to move a small crew into the Appalachian Basin that is predominately 2D work at this point, and it’s large-scale 2D work. So, they’re going to be committed for quite some time up there. The — historically, the precursor to 3D work is 2D work.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Okay.

Steve Jumper - Dawson Geophysical Co. — President, CEO
And once that things start to go 3D, they’ll — my guess is you’ll have small 3Ds that will become available, and you’ll have the increased channel count to get them to a small 3D crew and then they’ll get a little bit bigger. And at some point, they’ll have an operational issue to where the MRX just won’t handle it, and then you may be looking at a change to a different system, maybe an ARAM system.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
ARAM

Steve Jumper - Dawson Geophysical Co. — President, CEO

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Final Transcript
So yes, I think you see it happening. I think the question in the Appalachian Basin to me is going to be just the nature of the beast. I don’t know if it’s ever going to get explosive channel count.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Okay.

Steve Jumper - Dawson Geophysical Co. — President, CEO
I think certainly, we’re going to — I foresee channel count increase happening on that crew, and sometime in the future. I don’t see it happening this — immediately, but yes, it’s going to happen. And we’ve got a couple other crews. We’ve got two other MRX crews that are working, and we’ve got a couple of ARAM crews that have — kind of strange to say this when you’re talking about 5,000 channels, but they’re smaller-end channel count crews. And I — as the projects get bigger and the density increases of the number of channels per square mile, I think we’ll have channel count growth opportunity all across the board. But —

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Okay. Now, you did indicate that you thought your unconventional in the shale play activity would continue. That is driving, say, the Appalachian Basin and Fayetteville where there’s that high third-party charges. So if we’re going to try to make some assessments of that continuation of that third party, what is your outlook on those — the eastern Oklahoma crew and that Vel Verde, Texas? Is that something that, from what you can tell, those are the ones — they’re booked for now kind of ‘til the end of the year?

Steve Jumper - Dawson Geophysical Co. — President, CEO
Yes.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Okay.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Yes.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
And —

Steve Jumper - Dawson Geophysical Co. — President, CEO
And you know Pierre, as we move some of these other crews into places like the Rockies, if we take a crew for example, that’s working in eastern New Mexico and you put them in the Rockies, and all of a sudden they’re going to carry that component of helicopter support, possibly dynamite, but —

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Okay.

Steve Jumper - Dawson Geophysical Co. — President, CEO

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Final Transcript
Some of those same things, and so I think the — as a percentage of revenue, it’s always been somewhat — it’s been high but up and down, but I think the — I don’t see any change in the dollar amount coming any time soon.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Okay, that’s what we’re getting to.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Yes.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
And it’s particularly impressive that those margins are up, even with this continued high level, or potentially even increasing levels. The follow-on though now on the other side, we talked a lot about this — about the top line side and everything. And I just wanted on the cost side, Steve, labor’s your biggest component, I recall, that we discussed. A lot of other service companies are hit with they can’t — they don’t pass through fuel. Granted on these third-party helicopter, obviously that’s a passthrough. But, is fuel any measurable component for you? What — and so —?

Steve Jumper - Dawson Geophysical Co. — President, CEO
Yes, yes. Fuel —

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Future, what kind of percentage are we talking about then?

Steve Jumper - Dawson Geophysical Co. — President, CEO
I don’t have the number here as to what the fuel is as a percentage of revenue, but fuel costs are up 40% since February. And it is not something that — that’s been typical to the — particularly the seismic side, and that’s still passthrough charges because there’s a lot of times we burn a lot of fuel idling. And so, it’s kind of hard to break out fuel charges, for example, in Vibrators when they’re working and when they’re actually idle and waiting on the cable. And so, it’s been a difficult model for us.
We are talking to our clients about fuel charges. I think our — the E&P companies are being hit with the same thing in their operation. As I understand, it’s a real cost, and I think we’re working ways to mitigate that — or to offset that cost. And I think the response has been pretty positive. If you have real cost involved and real increases, increases that are beyond your control that happen short order, I think most people in the E&P side are understanding and willing to work with you, and we’re certainly opening those doors and having those discussions.
Labor costs, our labor cost is probably more related — it — increases in labor costs are more related to housing issues than it is to just hourly rate. Labor certainly is the largest component of what we do and will continue to be so in the future, but I think from a wage standpoint, we’re in pretty good shape on the labor side right now. It is high, but we’re not having a whole lot of trouble at this point.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Just a couple of other ones that — actually going back to the unconventionals, specifically the Hainesville, I get questions back from clients I speak with that one of the E&P operators has made a comment about the homogeneous shale play not requiring as intensive seismics. So my question is, have been asked to do some planning on seismic chutes in the Hainesville shale-related? What would be your intention on that?

Steve Jumper - Dawson Geophysical Co. — President, CEO

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Final Transcript
Well, we have some projects that are Hainesville plays in Louisiana and the far east side of Texas and, yes, I — there have been increase, and I know there are other projects that are being undertaken in the area. It’s — all these shale plays — in any producing basin that you’re in, you can — if it’s a large enough basin, there are places where you can do just fine without seismic and places you can’t do well at all without it. And so, I don’t see it as being a whole lot different than a lot of other areas that are out there.
I think there’s going to be a lot of work done on the Hainesville play. I think it’s going to come in various ways, different varieties, and I think there will be different players in there. And we’ll just have to watch and see how it develops. I still think one of the issues related to Hainesville is going to be that will be more impact to us is — in our industry will be just the prep time it takes to get them ready. It’s a tough place to — it is a tough place to work, and so I think we’re way to early at this point.
I’m — it’s way too early for me to make a prediction on what the impact of the Hainesville is going to be on us. Whether we have intermittent projects, or we’re there for a long time, we’ll have to wait and see. I think it is going to be an area that’s going to be tough to keep a crew busy non-stop just because of these other factors. I think it may — for us, it may be a hit-and-miss thing.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Okay. All right. My other one’s for — I think probably for Christina, I guess. Could — I may have missed it, did you tell us what the CapEx expenditures were for the quarter?

Christina Hagan - Dawson Geophysical Co. — EVP, CFO
For the quarter, the CapEx number rolled in just under $17 million.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Okay. And —?

Christina Hagan - Dawson Geophysical Co. — EVP, CFO
We’re at about 40 — just under $48 million year-to-date.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Right. Still no change to the budget? And Christina, do you have — also, what — what would be the maintenance CapEx out of that? I’m — small, I’d imagine?

Christina Hagan - Dawson Geophysical Co. — EVP, CFO
Well, it is small. For our current year, our year-to-date what we consider including in the CapEx number for maintenance capital is really small. It’s under $5 million, but on an annual basis, we expect that number to not start below $10 million.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Okay. Last one, more accounting, related to just reconcile on your Vibrator Energy Source units, just we were net up seven. Did we do any retirements? Or basic, what was the change in the quarter?

Christina Hagan - Dawson Geophysical Co. — EVP, CFO
We had one go to a museum.

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Final Transcript

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Okay.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Yes. But, it was already out of the equation anyway, I think.

Christina Hagan - Dawson Geophysical Co. — EVP, CFO
Right.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Okay.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Yes, we had — I — we had a net seven.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Okay, that’s what we need.

Steve Jumper - Dawson Geophysical Co. — President, CEO
It should have gone from 136 to 143, I think are the numbers. But we did have on that was out of service, and it is in a museum in Fort Worth, or will be when they get the museum built around it.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
All right. I’m going to let some others get in.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Okay.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Thank you, all.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Thanks, Pierre.

Pierre Connor - Capital One Southcoast, Inc. — Analyst

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Final Transcript
Okay.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Appreciate it.

Pierre Connor - Capital One Southcoast, Inc. — Analyst
Sure.

Operator
Our next question comes from the line of Byron Pope with Tudor Pickering Holt.

Byron Pope - Tudor Pickering Holt & Co. — Analyst
Steve, based on what I’ve heard so far, I’m just trying to think through both on the revenue and the cost side. And historically, your incremental margins have been — operating margins have been kind of in the 15% to 20% range. And so, it doesn’t sound like there is — is there — there’s anything inherent in the business that would preclude you guys from at least getting the same type of incremental margins going forward. Is that a fair way to think about it?

Steve Jumper - Dawson Geophysical Co. — President, CEO
Yes. I think the — they’ve been — for the most part, I think they’ve been between, what, 16% and 19% or something. What’s the —?

Christina Hagan - Dawson Geophysical Co. — EVP, CFO
Yes.

Steve Jumper - Dawson Geophysical Co. — President, CEO
For the last several quarters, and each percentage change makes a big difference for us. And we’re — I still think there’s room for it to improve. We’re certainly looking at things on a daily basis to get those numbers to — up and to improve. And I think there’s room still left on the table. Whether we’re going to get that done quarter-to-quarter is — yet to be seen. But, I think — I don’t think that the margins that we achieved this quarter are something that, as we talked to Collin about earlier, I think they’re repeatable and have some growth potential.
It’s — the margins are really — and the — we’re lined up. The business is good. We have a lot of demand. There’s a lot of things going well for us. Our channel count’s going well. Productivity is going well. The contract terms are going well. All those things are great. It still comes down to issues of things like permits and getting jobs ready and how much the reimbursable item moves around and if it stays flat or if it increases for some reason. That can come down and affect how the margin looks, and so —

Byron Pope - Tudor Pickering Hol & Co. — Analyst
Sure.

Steve Jumper - Dawson Geophysical Co. — President, CEO

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Final Transcript
I think we’re there right now. I think we’ve got room to move up. I think that there are a lot of factors that will get into the mix, and we’re mitigating a lot of those factors to the best of our ability and mitigating those risks. And so, I feel pretty good about where we’re going.

Byron Pope - Tudor Pickering Hol & Co. — Analyst
Okay.

Steve Jumper - Dawson Geophysical Co. — President, CEO
And I don’t see — I can’t tell you what the channel count growth rate’s going to be. I can’t tell you what the crew count growth rate’s going to be. I can’t tell you what the top line growth rate’s going to be, but I sure think it’s there. I think there’s potential.

Byron Pope - Tudor Pickering Hol & Co. — Analyst
Okay. And then, my next question just relates to customer mix. We can see from, at least among publicly traded E&Ps, that most of those guys are ramping their CapEx this year and next year. Based on your inquiries from some of the smaller private E&P operators, are you seeing those types of customers get a little more interested in your services as we look out over the next six to nine, 12 months?

Steve Jumper - Dawson Geophysical Co. — President, CEO
Absolutely. There are a growing number of small E&P independent companies that are, I don’t know what the word will be, start-ups maybe, that have strong seismic and geophysical backgrounds. And they have an interest in seismic, and their business models include seismic. And we’re getting to know those people and getting in front of them, and a lot of them are relationships that we’ve built over the years from other places. And so, I’m very optimistic about the involvement of the smaller E&Ps.
I think the large, independent E&P publicly traded companies are going to be busy for a long time. I think we’ll see more activity from majors across the lower 48, but I think that that market down there at the smaller, independent E&P is something that we’re watching very closely and has a lot of potential, because there’s a lot of money available for those guys to do some things that maybe they couldn’t have done in years past in terms of seismic work.
And they’re — a lot of them are being — if not started, heavily influenced by seismic people, guys in — explorationists or engineers that have had good history and experience with seismic and consider it, as I think most people do in the E&P sector, consider it a vital tool, necessary tool, for not just finding oil and gas cost effectively but to managing and maintaining the field once you have it.
And so, I think there’s a lot of opportunity there, and I think our position of having offices where we have them and the people that we have helps us. I think we have continued to create opportunities, as we talked about in the conference call, because of where we’re located and our relationships with these people over the last few years.

Byron Pope - Tudor Pickering Hol & Co. — Analyst
Great, thank you.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Thank you.

Operator
(OPERATOR INSTRUCTIONS)

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Final Transcript

Steve Jumper - Dawson Geophysical Co. — President, CEO
Operator, I think we’ll take one more if it’s out there, and then we need to probably call it quits. Do we have another one?

Operator
Yes, sir. Our final question for today comes from the line of Cindy Du with Jefferies & Company.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Okay.

Cindy Du - Jefferies & Co. — Analyst
Good morning, thanks for taking my questions. Just wondering if you can go back to the shale plays, and it’s just a very general question. Could you describe the type of seismic that’s being done on the shale plays now? How are the spreads different? Is it higher or lower channel count? Are the acquisition techniques slightly different? And then, you also mentioned the permitting being a little difficult. Can you just describe how that’s different versus some of your traditional seismic work?

Steve Jumper - Dawson Geophysical Co. — President, CEO
Great question, now you’re going to make me shift from finances to technical. The channel count requirement in a lot of these places is really related to have enough channels on the ground to gain efficiency. I don’t think that we’re doing anything a whole lot different in terms of parameters in the shale plays than we would in normal areas. The shale plays, just by the nature of where they are, are requiring more dynamite energy sources, and so any time you begin to use dynamite energy sources, you have a — several issues come into play.
One is accessibility. That’s why you’re using dynamite to begin with. And two, the cost factor, dynamite energy sources are much more expensive to use than operating vibrators, and so I think if there’s a change in the technical side of what we do in some of the remote access — or difficult to access shale play areas is we do use more dynamite energy sources. And therefore, because of the cost, we have fewer source points per square mile than we might have with dynamite — I mean with vibrator. We may have 200 per square mile in parts of west Texas — vibrator points per square mile when we only have 60 or 70 per square mile in some of the shale plays.
And so to get those — the statistics built up into the 3D survey, it — you will have more channel count. I don’t think the spreads are bigger. I think they’re more dense. From an aerial standpoint, the spreads in west Texas or in western Oklahoma are probably the largest places — or largest spreads available.
We do utilize probably more mix sourcing, combination of vibrators and dynamite energy sources as you get into some of these shale plays. That’s a tough balance when you start mixing sources. You have to afford to really be effective. It needs to be a — primarily a vibrator job that fills in with dynamite work. It’s difficult to have a little bit of fill-in with vibrators when it’s predominantly dynamite, and so we probably have a little more mix source work in some of these shale plays.
And we operate a set of the Minivibes. They are 17,000-pound vibes, and we utilize those in parts of — certainly Arkansas and eastern Oklahoma where you can have a little more maneuverability with the smaller units. So, I guess the biggest difference is more dynamite work in some of these shale plays going east. And spread aerial coverage, probably not as big as some of the stuff we do out west, but maybe more dense. And because we have to offset the loss in — in the number of energy source points per square mile.

Cindy Du - Jefferies & Co. — Analyst
Okay. And that was very helpful, thanks. And just a follow-up, in terms of mobilization, as you look into the next two quarters, are you expecting more or less mobilization than the first half?

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Final Transcript

Steve Jumper - Dawson Geophysical Co. — President, CEO
I think we’ll probably have a little more. We’re always mobile. We’re always moving, and sometimes we have no control over that. Well, we certainly like to keep crews in certain areas, but the completion, the timing of the completion of a job and the timing of the next job that’s available versus the length of the move are all factors.
But, I think we tend to have a little more mobilization in — and I’m not even sure I can make this across-the-board statement without some more research on my part, but my feel is we probably have more moving in the fall than we do in other times of the year. We have hunting issues that affect us all through parts of the south, particularly Texas and into Oklahoma and in New Mexico followed by potential seasonal issues moving into the Rockies. There are some things that happen in the Rockies that force you to move in and out at different times.
And taking a guess, I would say we’re probably faced with a little more mobilization issues now going through the fall than we have in the — certainly in the last few months — or last few quarters.

Cindy Du - Jefferies & Co. — Analyst
Okay, thank you.

Steve Jumper - Dawson Geophysical Co. — President, CEO
Okay.

Operator
That was our final question for today. Mr. Jumper, are there any closing comments?

Steve Jumper - Dawson Geophysical Co. — President, CEO
Well, I just want to thank everybody for listening in. Obviously, we’re extremely proud of the quarter that we put up. We’re extremely proud of our people. We think they continue to respond to changes in technology, meeting the demand of our services, meeting the desire for improved productivity and efficiencies, and they’re working extremely hard to maintain those client relationships. And so, we’re extremely proud of our people.
We’re extremely grateful to our client base. They’re the most important thing we have, and they’ve been — treated us well, and we’ll continue to focus on lowering their finding and development costs and helping them find oil and gas. And as always, we’re extremely grateful to our shareholders who have shown their faith and confidence in us.
Markets, very strong, we still have issues that we will be faced with as long as we’re doing seismic work. We have technology issues coming down that we’ll take a hard look at and continue to improve the techniques and technologies, and we feel really good about where we are.
We’ll be presenting at the Intercom Oil and Gas Conference in Denver on August 11th, and a replay of this call will be available on our website at www.dawson3d.com. And I thank you for your time, and we’ll talk to you in December.

Operator
Thank you, for your participation in today’s Dawson Geophysical Third Quarter 2008 Conference Call. You may now disconnect.

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Final Transcript

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